SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

ESMARK INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-33851	20-8626148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements

Explanatory Note

This Form 8–K/A (“Amendment No. 1”) amends and supplements the Current Report on Form 8–K filed May 6, 2008 (the “Original Filing”) by Esmark Incorporated (“Esmark”) to include the form of the Agreement and Plan of Merger (the “Merger Agreement”) attached to the Memorandum of Agreement, dated April 30, 2008 (the “Memorandum”), between Esmark and Essar Steel Holdings Limited (“Essar”) and described in the Original Filing. The Memorandum is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The form of the proposed Merger Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The description of the terms of the proposed Merger Agreement in the Original Filing is qualified in its entirety by reference to the full text of the proposed Merger Agreement.

On May 6, 2006, Esmark issued a press release announcing the closing of the $31 million term loan facility to Esmark Steel Services Group, Inc. and the refinancing of the existing $79 million Wheeling-Pittsburgh Steel Corporation term loan. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are included herein:

Exhibit No.	Description
10.1	Memorandum of Agreement, dated April 30, 2008, between Essar Steel Holdings Limited and Esmark Incorporated

99.1	Press Release dated May 6, 2008

99.2	Form of Agreement and Plan of Merger

Additional Information

This Current Report on Form 8-K/A is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Esmark Common Stock. The Merger Agreement has not been executed and Essar has not commenced the Offer for shares of Esmark stock described in this report.

In the event the parties enter into the proposed Merger Agreement and following commencement of the Offer, Esmark will file a solicitation/recommendation statement with respect to the Offer. Once filed, Esmark stockholders should read these materials carefully prior to making any decisions with respect to the Offer because they will contain important information, including the terms and conditions to the Offer. Once filed, Esmark stockholders will be able to obtain the offer to purchase, the solicitation/recommendation statement and related materials with respect to the offer free of charge at the SEC’s site at www.sec.gov or from Esmark.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ESMARK INCORPORATED

By:	/s/ Paul J. Mooney
Paul J. Mooney
Executive Vice President and Chief Financial Officer

Dated: May 22, 2008